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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AquaVenture Holdings LLC:

        We consent to the use of our report dated August 5, 2015, with respect to the balance sheets of Macke Water Systems, Inc. as of April 18, 2014 and December 31, 2013, and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 2014 through April 18, 2014 and for the year ended December 31, 2013 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                                        /s/ KPMG LLP

Providence, Rhode Island
September 21, 2016

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS